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                                                                      EXHIBIT 12

Schedule of Affiliated Company Transactions
AIM Aggressive Growth Fund


                              Share Balance                           Realized             Share Balance   Market Value
                              October 31,    Purchase     Sales       Gain       Dividend  October 31,     October 31,
Name of Issuer                1995           Cost         Cost        (Loss)     Income    1996            1996
-----------------------------------------------------------------------------------------------------------------------
Applied Microsystems Corp.      400,000      $4,012,391  $2,177,600    ($131,140)   ---       200,000      $2,175,000
Arbor Health Care Co.           390,000       1,297,500     ---          ---        ---       450,000       1,312,500
Barrett Business Services, Inc  400,000       6,381,503   6,381,503      271,089    ---         ---          ---
Brightpoint Inc.                406,250       1,664,922     ---          ---        ---       499,950      12,498,750
Brite Voice Systems, Inc.       680,400       6,837,496   6,837,496   (1,207,600)   ---         ---          ---
Cannondale Corp.                400,000         ---         ---          ---        ---       400,000       7,700,000
CFI Proservice                    ---         4,006,780   1,463,469      (15,969)   ---       165,000       3,217,500
Creative Computers Inc.         300,000       3,700,420  10,980,314   (7,894,998)   ---         ---          ---
Daisytek International Corp.      ---        11,095,511     ---          ---        ---       394,700      15,097,275
Daka International, Inc.        300,000         ---       8,952,002   (1,320,329)   ---         ---          ---
Eastbay Inc.                    204,200       1,544,775   5,281,253   (1,097,869)   ---         ---          ---
Engineering Animation, Inc.       ---         7,486,913     ---          ---        ---       310,100       7,597,450
Home Health Corp. of America      ---         6,327,527   6,327,527   (1,341,337)   ---         ---          ---
Hub Group, Inc.                   ---         5,741,024     ---          ---        ---       400,000       8,900,000
Intelliquest Information Group    ---         8,821,399     ---          ---        ---       375,000       8,250,000
Iridex Corp.                      ---         1,558,350     ---          ---        ---       150,000       1,200,000
Loehmann's Holdings, Inc.         ---        11,395,110     ---          ---        ---       500,000      13,437,500
Marks Brothers Jewelers, Inc.     ---        10,804,873   5,359,765      663,473    ---       275,000       6,393,750
META Group, Inc.                  ---         2,415,836   2,414,836      ---        ---         ---          ---
National Dentex Corp.             ---         4,229,375     ---          ---        ---       185,000       3,491,875
NCS Healthcare, Inc.              ---         5,872,089   1,899,385      538,115    ---       200,000       6,075,000
Orcad, Inc.                       ---         3,844,024     ---          ---        ---       320,000       3,280,000
Paradigm Technology, Inc.       350,000         ---      10,111,543   (5,090,493)   ---         ---          ---
Performance Food Group Co.      150,000       6,283,600     ---          ---        ---       458,750       7,053,281
Segue Software, Inc.              ---         4,510,600   2,255,300     (905,250)   ---       100,000       1,337,500
Sipex Corp                        ---         7,966,323     ---          ---        ---       600,000      12,660,000
Softdesk, Inc.                  290,000         ---       5,073,922   (1,398,452)   ---         ---          ---
Suburban Ostomy Supply Co.        ---         7,084,776     ---          ---        ---       556,900       6,787,219
Tessco Technologies Inc.        175,000       3,256,454     ---          ---        ---       300,000      11,850,000
Tylan General, Inc.             350,000         ---       3,553,875      413,893    ---         ---          ---
Unify Corp.                       ---         7,268,688     ---          ---        ---       500,000       4,687,500
Vitalcom, Inc.                    ---         2,792,199   2,792,199   (1,190,055)   ---         ---          ---



AIM Constellation Fund


                                   Share Balance                           Realized               Share Balance    Market Value
                                   October 31,    Purchase     Sales       Gain        Dividend   October 31,      October 31,
Name of Issuer                     1995           Cost         Cost        (Loss)      Income     1996             1996
-------------------------------------------------------------------------------------------------------------------------------
ACT Networks, Inc.                    ---        $19,000,000      ---         ---        ---         500,000      $17,125,000
American HomePatient Inc.             ---         21,104,585      ---         ---        ---         750,000       17,812,500
American Radio Systems Corp.          ---         24,111,423  $3,885,601    ($323,101)   ---         650,000       19,825,000
Apria Healthcare Group, Inc.         1,750,000    22,223,354  22,689,566   (7,857,534)   ---       1,750,000       33,468,750
CapMAC Holdings Inc.                  ---         24,022,030      ---         ---       $16,336      850,000       28,368,750
Chancellor Corp.-Class A              ---         11,228,331      ---         ---        ---         500,000       16,125,000
Compdent Corp.                        ---         24,947,365      ---         ---        ---         700,000       24,062,500
Gulf South Medical Supply, Inc        ---         32,516,139      ---         ---        ---       1,160,400       25,528,800
Gymboree Corp.                         900,000    27,530,556  11,201,802   (3,907,959)   ---       1,447,000       45,218,750
Men's Wearhouse, Inc. (The)            600,100     3,971,547     640,000       65,000    ---       1,075,050       22,172,906
Network General Corp.                  642,900    19,418,563     690,159    1,144,784    ---       2,185,000       52,713,125
Orchard Supply Hardware               ---         14,787,404  14,787,404    7,087,596    ---        ---              ---
Petco Animal Supplies, Inc.            150,000    12,863,687      ---         ---        ---         675,000       15,862,500
Sync Research, Inc.                   ---         27,187,034   8,415,777   (4,868,622)   ---         500,000        6,625,000
Trump Hotels & Casino Resorts, Inc.    476,200    28,231,550      ---         ---        ---       1,540,800       24,460,200
Western Wireless Corp.-Class A        ---         13,393,251      ---         ---        ---         550,000        9,075,000